Exhibit 99.1

May 2024 Investor Presentation

Cautionary Statements 1 This presentation contains forward - looking statements, as defined by federal securities laws, including, among other forward - looking statements, certain plans, expectations and goals . Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward - looking statements . The forward - looking statements in this presentation are based on current expectations and are provided to assist in the understanding of potential future performance . Such forward - looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following : general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness of borrowers, collateral values, asset recovery values and the value of investment securities ; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures ; expectations on credit quality and performance ; legislative and regulatory changes ; changes in U . S . government monetary and fiscal policy ; competitive pressures on product pricing and services ; the success and timing of other business strategies ; our outlook and long - term goals for future growth ; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control . For a discussion of some of the other risks and other factors that may cause such forward - looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10 - K for the year ended December 31 , 2023 and the Company’s subsequently filed periodic reports and other filings . Forward - looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward - looking statements .

Ameris Profile Investment Rationale • Top of peer financial results with culture of discipline – credit, liquidity, expense control, capital • Diversified loan portfolio among geographies and product lines • Strong Southeast markets • Stable core deposit base • Experienced executive team with skills and leadership to continue to grow organically Strong History of Earnings 2 Charlotte MSA Tampa MSA Orlando MSA $0.86 $0.91 $1.16 $1.07 $1.10 1.89% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 1Q23 2Q23 3Q23 4Q23 1Q24 Adjusted Diluted EPS PPNR ROA

1Q 2024 Operating Highlights 3 • Net income of $74.3 million, or $1.08 per diluted share • Adjusted net income (1) of $75.6 million, or $1.10 per diluted share • PPNR ROA (1) of 1.89% for 1Q24, which includes 4bps negative impact from FDIC special assessment • Adjusted efficiency ratio (1) of 54.56% • TCE ratio (1) of 9.71% • Increase in allowance for credit losses to 1.55% of total loans • Net interest margin of 3.51% • Noninterest bearing deposits representing 31.1% of total deposits at March 31, 2024 • Interest bearing deposit costs increased 14bps in 1Q24, compared with a 20bps increase in 4Q23 • Organic loan growth of $331.0 million, or 6.6% annualized • Total deposit growth of $288.9 million, or 5.6% annualized 1 – Considered Non - GAAP measures – See reconciliation of GAAP to Non - GAAP measures in Appendix

Financial Highlights 4 1 – Considered Non - GAAP measures – See reconciliation of GAAP to Non - GAAP measures in Appendix (dollars in thousands, except per share data) Quarter to Date Results 1Q24 4Q23 Change 1Q23 Change Net Income $ 74,312 $ 65,934 13% $ 60,421 23% Adjusted Net Income (1) $ 75,612 $ 73,568 3% $ 59,935 26% Net Income Per Diluted Share $ 1.08 $ 0.96 13% $ 0.87 24% Adjusted Net Income Per Share (1) $ 1.10 $ 1.07 3% $ 0.86 28% Return on Assets 1.18% 1.03% 14% 0.98% 21% Adjusted Return on Assets (1) 1.20% 1.15% 4% 0.97% 24% Return on Equity 8.63% 7.73% 12% 7.54% 14% Return on TCE (1) 12.66% 11.48% 10% 11.50% 10% Adjusted Return on TCE (1) 12.88% 12.81% 0% 11.41% 13% Efficiency Ratio 55.64% 56.80% - 2% 52.08% 7% Adjusted Efficiency Ratio (1) 54.56% 52.87% 3% 51.99% 5% Net Interest Margin 3.51% 3.54% - 1% 3.76% - 7%

Strong Net Interest Margin 5 • Net interest income (TE) of $202.3 million in 1Q24, compared with $207.0 million in 4Q23 – Interest income (TE) decreased $2.8 million – Interest expense increased $2.0 million • Average earning assets stable at $23.2 billion • Total deposit costs up 13bp in 1Q24, compared with a 16bp increase in 4Q23 • Noninterest bearing deposits remain above historical levels and were 31.1% of total deposits at quarter end Spread Income and Margin Interest Rate Sensitivity • Asset sensitivity is approaching neutrality in anticipation of a FOMC cut in rates: – - 1.0% asset sensitivity in - 100bps – - 0.5% asset sensitivity in - 50bps – +0.5% asset sensitivity in +50bps – +0.9% asset sensitivity in +100bps • Approximately $10.0 billion of total loans reprice within one year through either maturities or floating rate indices • Cumulative weighted - average beta for all non - maturity deposits through this cycle has been 33% $212.6 $210.5 $208.7 $207.0 $202.3 3.76% 3.60% 3.54% 3.54% 3.51% 3.25% 3.50% 3.75% 4.00% 4.25% 4.50% 4.75% 5.00% 5.25% $180.0 $185.0 $190.0 $195.0 $200.0 $205.0 $210.0 $215.0 $220.0 $225.0 $230.0 1Q23 2Q23 3Q23 4Q23 1Q24 Net Interest Income (TE) (in millions) NIM

Diversified Revenue Stream 6 • Strong revenue base of net interest income from core banking division • Additional revenue provided by our diversified lines of business Mortgage Banking Activity • Mortgage banking activity was 15% of total revenue in 1Q24 • Purchase business increased to 87% in 1Q24 due to strong core relationships with builders and realtors • Gain on sale margin improved to 2.49% in 1Q24 from 1.93% in 4Q23 Other Noninterest Income • Other Noninterest Income has been stable contributor to total revenue • Other Noninterest Income includes: • Fee income from equipment finance group • BOLI income • Gains on sales of SBA loans 79% 76% 77% 79% 75% 12% 15% 13% 12% 15% 9% 9% 10% 9% 10% $268.6 $277.8 $271.9 $263.3 $268.2 0% 20% 40% 60% 80% 100% 120% 1Q23 2Q23 3Q23 4Q23 1Q24 FTE Revenue Sources (in millions) FTE Net Interest Income Mortgage Banking Activity Other Noninterest Income 2.49% 0.00% 1.00% 2.00% 3.00% 1Q23 2Q23 3Q23 4Q23 1Q24 Mortgage Gain on Sale Margin

Disciplined Expense Control Adjusted Operating Expenses (1) and Efficiency Ratio (1) Expense Highlights 7 • Management continues to deliver high performing operating efficiency • Adjusted efficiency ratio of 54.56% in 1Q24, compared with 52.87% in 4Q23 • Total adjusted operating expenses increased $6.5 million in 1Q24 compared with 4Q23 ‒ Increase of $1.0 million in 1Q24 banking division operating expenses primarily due to cyclical payroll tax and 401(k) increase, partially offset by a decrease in incentive expense – Net increase of $5.5 million in 1Q24 lines of business operating expenses primarily due to variable and cyclical compensation increases • Disciplined expense control throughout the Company with identified reallocation of resources utilized to fund future technology and innovation costs 1 – Considered Non - GAAP measures – See reconciliation of GAAP to Non - GAAP measures in Appendix $100.7 $107.6 $101.2 $104.4 $105.4 $38.7 $40.8 $40.3 $35.0 $40.4 20.0 40.0 60.0 80.0 100.0 120.0 140.0 160.0 180.0 1Q23 2Q23 3Q23 4Q23 1Q24 Adjusted Operating Expenses (in millions) Banking LOBs 51.99% 53.41% 52.02% 52.87% 54.56% 40.00% 45.00% 50.00% 55.00% 60.00% 65.00% 1Q23 2Q23 3Q23 4Q23 1Q24 Adjusted Efficiency Ratio

Strong Core Deposit Base 8 Deposits by Product Type Deposit Type Balance (in 000s) % of Total Count Average per account (in 000’s) NIB 6,538,322 31.1% 301,275 21.7 NOW 3,868,998 18.4% 44,215 87.5 MMDA 6,132,745 29.2% 32,030 191.5 Savings 788,665 3.8% 64,427 12.2 CD 3,668,660 17.5% 41,129 89.2 Total 20,997,390 100% 483,076 43.5 Managed Uninsured Deposit Exposure Consumer 37% Commercial 42% Public 15% Brokered 6% Deposits by Customer 1Q24 $9.08 (43.0%) $6.16 (29.1%) $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 1Q23 2Q23 3Q23 4Q23 1Q24 Uninsured Deposits (in billions) Uninsured Deposits Uninsured Deposits Excl. Municipal Deposits • Total deposits grew $288.9 million, or 5.6% annualized, during 1Q24 • Noninterest bearing deposits remained strong at 31.1% of total deposits • Uninsured and uncollateralized deposits represent 29.1% of total deposits 1Q24 Highlights

Capital Strength 9 Capital Highlights • Ameris is well capitalized with minimal unrealized losses in the investment portfolio • CET1 ratio is strong at 11.36% • CET1, net of unrealized losses on bond portfolio, remains strong at 11.11% • Net unrealized losses in AFS portfolio were $50 million at March 31, 2024, and represents approximately 3% of book value • No transfers to held - to - maturity (HTM) portfolio – all securities classified as HTM were previously purchased for CRA purposes • Earnings expected to add between 25 - 35 basis points to capital each quarter assuming flat balance sheet • Repurchase plan announced in October 2023 of $100 million with approximately $94.7 million remaining at March 31, 2024 9.26% 9.27% 9.62% 9.93% 10.15% 10.10% 10.25% 10.82% 11.23% 11.36% 13.16% 13.40% 14.01% 14.45% 14.55% 1Q23 2Q23 3Q23 4Q23 1Q24 Strong Capital Base Leverage Ratio CET1/Tier 1 Capital Ratio Total Capital Ratio

19.73 20.81 20.29 20.81 20.44 20.90 22.46 23.69 25.27 26.45 27.46 26.26 26.84 27.89 28.62 29.92 30.79 31.42 32.38 33.64 34.52 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 Tangible Book Value Capital and TBV Proven Stewards of Shareholder Value 10 • Management focused on long term growth in TBV (1) , such that over the past five years TBV has grown by 12% annualized • TBV increased $0.88 per share in 1Q24: – $0.93 from retained earnings – ($0.06) from impact of OCI – $0.01 from all other items including stock compensation and share repurchases • Repurchased 45,174 shares at an average cost of $46.58 during the quarter • TCE Ratio of 9.71% at March 31, 2024 1 – Considered Non - GAAP measures – See reconciliation of GAAP to Non - GAAP measures in Appendix Equipment Finance Acquisition LION Acquisition CECL Adoption

Diversified Loan Portfolio 1 Q24 Loan Portfolio 11 • Loan portfolio is well diversified across loan types and geographies and managed by a seasoned credit staff • Asset quality metrics remain stable and better than historic averages • CRE and C&D concentrations were 281% and 76%, respectively, at 1Q24 • Non - owner - occupied office loans totaled $1.44 billion at 1Q24, or 7.0% of total loans • ACL increased to 1.55% of total loans during 1Q24, which allows the Bank to be well - positioned to address possible negative economic conditions • SNC exposure is limited to approximately 1.3% of loans Portfolio Highlights

Loan Balance Changes 1Q24 Loan Balance Changes 12 • Loan balances increased $331 million during 1Q24, or 6.5% annualized, the majority being the result of fundings on existing construction loans and seasonal funding of warehouse lines (in millions) $135 $73 $71 $70 $52 $(9) $(10) $(15) $(36) $(60) $(40) $(20) $- $20 $40 $60 $80 $100 $120 $140 $160 RE - C&D Warehouse Lending RE - CRE CFIA Premium Finance Consumer Indirect Municipal RE - RES

Allowance for Credit Losses 13 • Increase in reserve during 1Q24 due to forecasted economic conditions • The ACL on loans equated to 1.55% of total loans at 1Q24, compared with 1.52% at 4 Q23 • The ACL on loans totaled $320.0 million at 1Q24, a net increase of $ 12.9 mil lion, or 4.2%, from 4Q23 • During 1Q24, a provision expense of $21.1 million was recorded 1 Q24 CECL Reserve Reserve Summary (in millions) 1Q24 Allowance Coverage Outstanding Balance (MM's) ALLL (MM's) % ALLL Gross Loans 20,600.3$ 320.0$ 1.55% Unfunded Commitments 4,231.5$ 37.1$ 0.88% ACL / Total Loans + Unfunded 24,831.7$ 357.2$ 1.44%

Allowance for Credit Losses 14 1Q24 CECL Reserve by Loan Type Reserve Methodology • Moody’s March 2024 Baseline forecast model provided material inputs into ACL • Primary model drivers included: • US and regional unemployment rates & home price indices • US GDP • US and state - level CRE price index for our five - state footprint • US & Regional multifamily vacancy rates Loan Type Net Outstanding (MM's) ALLL (MM's) % ALLL 12/31/23 ALLL (MM's) Change from 4Q23 CFIA 2,758.7$ 63.8$ 2.31% 64.1$ (0.3)$ Consumer 233.0$ 3.9$ 1.67% 3.9$ -$ Indirect 24.0$ -$ 0.00% 0.1$ (0.1)$ Municipal 477.6$ 0.1$ 0.02% 0.3$ (0.2)$ Premium Finance 998.7$ 0.6$ 0.06% 0.6$ -$ RE - C&D 2,264.3$ 72.1$ 3.18% 61.0$ 11.1$ RE - CRE 8,131.2$ 110.7$ 1.36% 110.1$ 0.6$ RE - RES 4,821.3$ 67.0$ 1.39% 65.3$ 1.7$ Warehouse Lending 891.3$ 1.8$ 0.20% 1.7$ 0.1$ Grand Total 20,600.3$ 320.0$ 1.55% 307.1$ 12.9$

NPA / Charge - Off Trend 15 • NPAs, as a percentage of total assets, continue to normalize and remain at an acceptable level • Total NPAs in creased $8.4 million, to $182.7 million, primarily a result of: • $5.6 million increase in commercial loans • $5.2 million net increase in mortgage loans • Offset by a $4.0 million decrease in OREO properties • Net charge - offs totaled $12.6 million, which equated to an annualized NCO ratio of 0.25% 1Q24 Credit Summary ($ in millions) 0.61% 0.57% 0.58% 0.69% 0.71% 0.33% 0.30% 0.27% 0.33% 0.38% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 1Q23 2Q23 3Q23 4Q23 1Q24 Non - Performing Assets NPA / Total Assets NPA x GNMA / Total Assets 0.22% 0.28% 0.23% 0.26% 0.25% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 1Q23 2Q23 3Q23 4Q23 1Q24 Net Charge - Offs Net Charge-offs NCO Ratio (Annualized)

Criticized/Classified Loan Trends 16 • Total criticized loans (including special mention ), excluding GNMA - guaranteed mortgage loans, de creased $37.7 million in 1Q24 • For 1Q24, classified loans, excluding GNMA - guaranteed mortgage loans, in creased $28.8 million • The majority of criticized loans is comprised of residential mortgages and assisted living facilities Highlights (in millions) Note: Criticized, Classified and Nonperforming loan totals exclude GNMA - guaranteed loans. Ratios expressed as a percent of Total Loans Net of GNMA - backed Mortgage Loans 1.34% 1.40% 1.52% 1.64% 1.43% 0.76% 0.57% 0.59% 0.63% 0.76% 0.38% 0.34% 0.33% 0.38% 0.47% $0 $50 $100 $150 $200 $250 $300 $350 1Q23 2Q23 3Q23 4Q23 1Q24 Criticized Loans Classified Loans Nonperforming Loans Total Loans Criticized Loans Classified Loans Nonperforming Loans GNMA-guaranteed Loans $76.5 $70.4 $65.7 $77.9 $96.3 $75.0 $69.7 $80.8 $90.2 $84.2 $268.6 $287.3 $307.4 $332.4 $294.7 $152.3 $116.3 $120.0 $128.7 $157.5 1Q23 2Q23 3Q23 4Q23 1Q24 $19,997.9 $20,471.8 $20,201.1 $20,269.3 $20,600.3

Investor CRE Loans


Multi-
Family
5%
C&D
11%
Investor
CRE
25%

Loan Type	Outstanding (MM's)	% NPL	% PD	Avg Size Commitment (000's)
Construction Loans:				
RRE - Presold	$ 313.9	0.09%	0.09%	$ 457.5
RRE - Spec & Models	$ 206.4	0.00%	0.00%	$ 446.1
RRE - Lots & Land	$ 111.6	0.00%	0.11%	$ 457.1
RRE - Subdivisions	$ 16.2	0.00%	0.00%	$ 2,088.6
Sub-Total RRE Construction	**$ 648.1**	**0.04%**	**0.06%**	**$ 447.4**
CML - Improved	$ 1,572.8	0.00%	0.00%	$ 15,586.7
CML - Raw Land & Other	$ 43.5	0.00%	0.75%	$ 362.3
Sub-Total CRE Construction	**$ 1,616.3**	**0.00%**	**0.02%**	**$ 5,898.4**
Total Construction Loans	**$ 2,264.4**	**0.01%**	**0.03%**	**$ 1,684.4**
Term Loans:				
Office	$ 1,236.0	0.00%	0.00%	$ 3,004.5
Anchored Retail	$ 1,128.9	0.00%	0.00%	$ 5,424.7
Multi-Family	$ 1,025.2	0.00%	0.01%	$ 6,182.9
Warehouse / Industrial	$ 692.9	0.00%	0.00%	$ 3,124.7
Strip Center, Non-Anchored	$ 583.0	0.00%	0.06%	$ 1,452.6
Hotels / Motels	$ 451.3	0.61%	0.00%	$ 4,666.3
General Retail	$ 366.1	0.00%	0.00%	$ 2,476.9
Mini-Storage Warehouse	$ 338.4	0.00%	0.00%	$ 3,578.6
Assisted Living Facilities	$ 133.1	0.00%	0.00%	$ 6,502.8
Misc CRE (Church, etc)	$ 121.6	0.00%	0.00%	$ 1,253.5
Sub-Total CRE Term Loans	**$ 6,076.5**	**0.05%**	**0.01%**	**$ 3,249.3**
Grand Total Investor CRE Loans	**$ 8,340.9**	**0.04%**	**0.01%**	**$ 2,196.0**

Stratification of Investor CRE Portfolio

CRE Positioned in Growing Markets	Outstanding Loans (MMs)	5-Yr Proj Population Growth Rate
Atlanta-Sandy Springs-Alpharetta GA	$ 2,287.2	4.4%
Jacksonville FL	$ 797.9	6.5%
Orlando-Kissimmee-Sanford FL	$ 674.2	6.3%
Tampa-St Petersburg-Clearwater FL	$ 344.7	5.5%
Greenville-Anderson SC	$ 283.7	5.2%
Charleston-North Charleston SC	$ 291.8	6.2%
Columbia, SC	$ 253.5	3.7%
Charlotte-Concord-Gatonia NC	$ 316.0	5.8%
Miami-Ft Lauderdale-Pompano Beach FL	$ 213.1	2.0%
Tallahassee FL	$ 134.0	3.2%
U.S. National Average		**2.4%**

- Non-Owner Occupied CRE portfolio is well diversified
- Over 80% of CRE loans are located in MSAs in the Bank's five-state footprint, which exhibit population growth forecasts exceeding the national average
- Overall, past dues for investor CRE loans were 0.01% and NPLs 0.04%

17

Office Portfolio • Central Business District (CBD) locations represented 8 % of Investor properties ; Charleston, SC, Orlando, FL and Tampa, FL represent the largest CBD MSAs ( 88 % of total CBD properties) • The portion of the ACL allocated to Investor office loans increased from 1 . 87 % to 2 . 81 % in 1 Q 24 * Results based on term loans > $ 1 million, or 95 % of total loans 18 $- $100 $200 $300 $400 $500 2024 2025 2026 2027 2028 and beyond Scheduled Investor Office Maturities Fixed Rate Variable Rate Construction , $333 Investor CRE $1,307 Owner - Occupied $542 Total Office Portfolio by Loan Type (Total Committed Exposure) Class A 32% Class B 30% Class C 3% Essential Use 17% MOB 18% Investor Office Portfolio by Property Class * Outstanding $1.44B Unfunded $0.20B Total Commited Exposure $1.64B Allowance Coverage 2.81% PD Ratio 0.00% NPL Ratio 0.00% Criticized Ratio 0.75% Criticized ACL Coverage 375% Average LTV* 57% Average DSC* 1.66 Class A, Essential Use, & MOB 67% Investor Office

Equipment Finance Portfolio 19 • Total loans were $1.35 billion, or 6.6% of the Bank’s total portfolio • The overall average loan size was $52,600 • Loan production totaled $181.8 million in 1Q24; the average FICO score on new loans was 749 • 30 - 89 day accruing past due loans were 1.11% of total loans • Non - performing loans improved to 0.29% of total loans • The portion of the ACL attributed to the Equipment Finance division totaled $50.2 million, or 3.72% of loans Highlights (in millions) $1,115 $1,175 $1,210 $1,287 $1,351 $197 $168 $157 $200 $182 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 1Q23 2Q23 3Q23 4Q23 1Q24 Total Loans (MM's) Quarterly Originations (MM's) 0.95% 1.03% 0.85% 1.01% 1.11% 0.87% 0.65% 0.39% 0.41% 0.29% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1Q23 2Q23 3Q23 4Q23 1Q24 30-89 days Accruing Past Dues Non-Performing Loans

Appendix

21 Reconciliation of GAAP to Non - GAAP Measures (dollars in thousands) 1Q24 4Q23 1Q23 Net Income $ 74,312 $ 65,934 $ 60,421 Adjustment items Gain on BOLI proceeds (998) - (486) FDIC special assessment 2,909 11,566 - Gain on sale of premises - (1,903) - Tax effect of adjustment items (611) (2,029) - After tax adjustment items 1,300 7,634 (486) Adjusted Net Income $ 75,612 $ 73,568 $ 59,935 Weighted average number of shares - diluted 69,014,116 69,014,793 69,322,664 Net income per diluted share $ 1.08 $ 0.96 $ 0.87 Adjusted net income per diluted share $ 1.10 $ 1.07 $ 0.86 Average assets 25,295,088 25,341,990 25,115,927 Return on average assets 1.18% 1.03% 0.98% Adjusted return on average assets 1.20% 1.15% 0.97% Average common equity 3,462,871 3,383,554 3,250,289 Average tangible common equity 2,361,544 2,277,810 2,130,856 Return on average common equity 8.63% 7.73% 7.54% Return on average tangible common equity 12.66% 11.48% 11.50% Adjusted return on average tangible common equity 12.88% 12.81% 11.41% For the quarter

22 Reconciliation of GAAP to Non - GAAP Measures (dollars in thousands) 1Q24 4Q23 3Q23 2Q23 1Q23 Adjusted Noninterest Expense Total noninterest expense 148,711$ 149,011$ 141,446$ 148,403$ 139,421$ Adjustment items: FDIC special assessment (2,909) (11,566) - - - Gain on sale of premises - 1,903 - - - Adjusted noninterest expense 145,802$ 139,348$ 141,446$ 148,403$ 139,421$ Total Revenue Net interest income 201,388$ 206,101$ 207,751$ 209,540$ 211,652$ Noninterest income 65,878 56,248 63,181 67,349 56,050 Total revenue 267,266$ 262,349$ 270,932$ 276,889$ 267,702$ Adjusted Total Revenue Net interest income (TE) 202,338$ 207,048$ 208,701$ 210,488$ 212,587$ Noninterest income 65,878 56,248 63,181 67,349 56,050 Total revenue (TE) 268,216$ 263,296$ 271,882$ 277,837$ 268,637$ Adjustment items: (Gain) loss on securities 7 288 16 6 (6) Gain on BOLI proceeds (998) - - - (486) Adjusted total revenue (TE) 267,225$ 263,584$ 271,898$ 277,843$ 268,145$ Efficiency ratio 55.64% 56.80% 52.21% 53.60% 52.08% Adjusted efficiency ratio (TE) 54.56% 52.87% 52.02% 53.41% 51.99% Quarter to Date

23 Reconciliation of GAAP to Non - GAAP Measures (dollars in thousands) 1Q24 4Q23 3Q23 2Q23 1Q23 Total shareholders' equity 3,484,738$ 3,426,747$ 3,347,069$ 3,284,630$ 3,253,195$ Less: Goodwill 1,015,646 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 83,527 87,949 92,375 96,800 101,488 Total tangible shareholders' equity 2,385,565$ 2,323,152$ 2,239,048$ 2,172,184$ 2,136,061$ Period end number of shares 69,115,263 69,053,341 69,138,461 69,139,783 69,373,863 Book value per share (period end) 50.42$ 49.62$ 48.41$ 47.51$ 46.89$ Tangible book value per share (period end) 34.52$ 33.64$ 32.38$ 31.42$ 30.79$ Total assets $ 25,655,445 $ 25,203,699 $ 25,697,830 $ 25,800,618 $ 26,088,384 Less: Goodwill 1,015,646 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 83,527 87,949 92,375 96,800 101,488 Total tangible assets 24,556,272$ 24,100,104$ 24,589,809$ 24,688,172$ 24,971,250$ Equity to Assets 13.58% 13.60% 13.02% 12.73% 12.47% Tangible Common Equity to Tangible Assets 9.71% 9.64% 9.11% 8.80% 8.55% Quarter to Date

24 Reconciliation of GAAP to Non - GAAP Measures (dollars in thousands) 1Q24 4Q23 3Q23 2Q23 1Q23 Net income 74,312$ 65,934$ 80,115$ 62,635$ 60,421$ Plus: Income taxes 23,138 24,452 24,912 20,335 18,131 Provision for credit losses 21,105 22,952 24,459 45,516 49,729 Pre-tax pre-provision net revenue (PPNR) 118,555$ 113,338$ 129,486$ 128,486$ 128,281$ Average Assets $ 25,295,088 $ 25,341,990 $ 25,525,913 $ 25,631,846 $ 25,115,927 Return on Average Assets (ROA) 1.18% 1.03% 1.25% 0.98% 0.98% PPNR ROA 1.89% 1.77% 2.01% 2.01% 2.07% Quarter to Date

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	As of 1Q24	4Q23	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21	3Q21
Total shareholders' equity	$3,484,738	$3,426,747	$3,347,069	$3,284,630	$3,253,195	$3,197,400	$3,119,070	$3,073,376	$3,007,159	$2,966,451	$2,900,770
Less:											
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,023,071	1,023,056	1,022,345	1,012,620	928,005
Other intangibles, net	83,527	87,949	92,375	96,800	101,488	106,194	110,903	115,613	120,757	125,938	60,396
Total tangible shareholders' equity	$2,385,565	$2,323,152	$2,239,048	$2,172,184	$2,136,061	$2,075,560	$1,985,096	$1,934,707	$1,864,057	$1,827,893	$1,912,369
Period end number of shares	69,115,263	69,053,341	69,138,461	69,139,783	69,373,863	69,369,050	69,352,709	69,360,461	69,439,084	69,609,228	69,635,435
Book value per share (period end)	$ 50.42	$ 49.62	$ 48.41	$ 47.51	$ 46.89	$ 46.09	$ 44.97	$ 44.31	$ 43.31	$ 42.62	$ 41.66
Tangible book value per share (period end)	$ 34.52	$ 33.64	$ 32.38	$ 31.42	$ 30.79	$ 29.92	$ 28.62	$ 27.89	$ 26.84	$ 26.26	$ 27.46

	As of 2Q21	1Q21	4Q20	3Q20	2Q20	1Q20	4Q19	3Q19	2Q19	1Q19
Total shareholders' equity	$2,837,004	$2,757,596	$2,647,088	$2,564,683	$2,460,130	$2,437,150	$2,469,582	$2,420,723	$1,537,121	$1,495,584
Less:										
Goodwill	928,005	928,005	928,005	928,005	928,005	931,947	931,637	911,488	501,140	501,308
Other intangibles, net	63,783	67,848	71,974	76,164	80,354	85,955	91,586	97,328	52,437	55,557
Total tangible shareholders' equity	$1,845,216	$1,761,743	$1,647,109	$1,560,514	$1,451,771	$1,419,248	$1,446,359	$1,411,907	$ 983,544	$ 938,719
Period end number of shares	69,767,209	69,713,426	69,541,481	69,490,546	69,461,968	69,441,274	69,503,833	69,593,833	47,261,584	47,585,309
Book value per share (period end)	$ 40.66	$ 39.56	$ 38.06	$ 36.91	$ 35.42	$ 35.10	$ 35.53	$ 34.78	$ 32.52	$ 31.43
Tangible book value per share (period end)	$ 26.45	$ 25.27	$ 23.69	$ 22.46	$ 20.90	$ 20.44	$ 20.81	$ 20.29	$ 20.81	$ 19.73

25

Ameris Bancorp Press Release & Financial Highlights March 31, 2024